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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 20-F) of MERANT plc of our report dated July 23, 2001, except Note 17, as to which the date is September 20, 2001, included in the 2001 Annual Report to Shareholders of MERANT plc in respect of the U.S. format financial statements.

We also consent to the incorporation by reference in the registration statements (Form S-8 Nos. 333-24867, 333-45701, 333-65027 and 333-92819) pertaining to the employee share plans named on the facing sheets thereof of our report dated July 23, 2001, except Note 17, as to which the date is September 20, 2001, with respect to the consolidated financial statements of MERANT plc incorporated by reference in the Annual Report (Form 20-F) for the year ended April 30, 2001 in respect of the U.S. format financial statements.

Our audits also included the financial statement schedule of MERANT plc listed in Item 19 (a) 2. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                           /s/ Ernst & Young LLP

McLean, Virginia
November 14, 2001